HealthEquity Reports First Quarter Ended April 30, 2025 Financial Results

Highlights of the first quarter include:
•Revenue of $330.8 million, an increase of 15% compared to $287.6 million in Q1 FY25.
•Net income of $53.9 million, an increase of 87% compared to $28.8 million in Q1 FY25, with non-GAAP net income of $85.8 million, an increase of 22% compared to $70.3 million in Q1 FY25.
•Net income per diluted share of $0.61, an increase of 85% compared to $0.33 in Q1 FY25, with non-GAAP net income per diluted share of $0.97, an increase of 21% compared to $0.80 in Q1 FY25.
•Adjusted EBITDA of $140.2 million, an increase of 19% compared to $117.4 million in Q1 FY25.
•9.9 million HSAs, an increase of 9% compared to Q1 FY25.
•Total HSA Assets of $31.3 billion, an increase of 15% compared to Q1 FY25.
•17.1 million Total Accounts, including both HSAs and complementary CDBs, an increase of 7% compared to Q1 FY25.
•The Company repurchased 0.7 million shares of its common stock for $60.3 million.

Draper, Utah – June 3, 2025 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian by number of accounts, today announced financial results for its first quarter ended April 30, 2025.
"The HealthEquity team started fiscal 2026 with a strong first quarter that included record quarterly revenue, record Adjusted EBITDA, and increased guidance for the year,” said Scott Cutler, President and CEO of HealthEquity. “We enhanced our member-first secure mobile experience to strengthen the security of our members’ $31 billion of HSA Assets, increase member resources, and reduce costs. We also applaud and support the efforts of our nation’s leaders to improve and empower healthcare consumers by expanding the benefits of HSAs, as well as extending eligibility to more American families."
First quarter financial results
Revenue for the first quarter ended April 30, 2025 was $330.8 million, an increase of 15% compared to $287.6 million for the first quarter ended April 30, 2024. Revenue this quarter included: service revenue of $119.8 million, custodial revenue of $156.5 million, and interchange revenue of $54.6 million.
HealthEquity reported net income of $53.9 million, or $0.61 per diluted share, and non-GAAP net income of $85.8 million, or $0.97 per diluted share, for the first quarter ended April 30, 2025. The Company reported net income of $28.8 million, or $0.33 per diluted share, and non-GAAP net income of $70.3 million, or $0.80 per diluted share, for the first quarter ended April 30, 2024.
Adjusted EBITDA was $140.2 million for the first quarter ended April 30, 2025, an increase of 19% compared to the first quarter ended April 30, 2024. Adjusted EBITDA was 42% of revenue, compared to 41% for the first quarter ended April 30, 2024.
Account and asset metrics
HSAs as of April 30, 2025 were 9.9 million, an increase of 9% year over year, including 770,000 HSAs with investments, an increase of 16% year over year. Total Accounts as of April 30, 2025 were 17.1 million, including 7.2 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of April 30, 2025 were $31.3 billion, an increase of 15% year over year. Total HSA Assets included $17.1 billion of HSA cash and $14.2 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.9 billion as of April 30, 2025.
Stock repurchase program
The Company repurchased 0.7 million shares of its common stock for $60.3 million during the first quarter ended April 30, 2025. As of April 30, 2025, $117.5 million of common stock remained authorized for repurchase under the Company's stock repurchase program.

Business outlook
For the fiscal year ending January 31, 2026, management expects revenues of $1.285 billion to $1.305 billion. Its outlook for net income is between $173 million and $188 million, resulting in net income of $1.96 to $2.13 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $320 million and $335 million, resulting in non-GAAP net income per diluted share of $3.61 to $3.78 (based on an estimated 89 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $530 million to $550 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, June 3, 2025 to discuss the fiscal 2026 first quarter financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for more than 17 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to save and improve lives by empowering healthcare consumers. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information.

When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•risks relating to our recent CEO transition;
•the impact of increased fraudulent account activity involving our member accounts or our third-party service providers on our reputation and financial results;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•potential regulatory changes and changes in the enforcement environment under the new U.S. administration;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	April 30, 2025	January 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$287,894	$295,948
Accounts receivable, net of allowance for doubtful accounts of $1,041 and $2,070 as of April 30, 2025 and January 31, 2025, respectively	116,256	118,006
Prepaid expenses and other current assets	68,646	63,795
Total current assets	472,796	477,749
Property and equipment, net	3,173	3,239
Operating lease right-of-use assets	41,446	43,185
Intangible assets, net	1,179,430	1,204,658
Goodwill	1,648,145	1,648,145
Other assets	71,283	71,574
Total assets	$3,416,273	$3,448,550
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$13,496	$14,361
Accrued compensation	24,433	69,330
Accrued liabilities	68,444	62,631
Operating lease liabilities	9,969	10,001
Total current liabilities	116,342	156,323
Long-term liabilities
Long-term debt, net of issuance costs	1,056,566	1,056,301
Operating lease liabilities, non-current	40,223	42,219
Other long-term liabilities	22,178	22,962
Deferred tax liability	57,158	55,834
Total long-term liabilities	1,176,125	1,177,316
Total liabilities	1,292,467	1,333,639
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of April 30, 2025 and January 31, 2025, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 86,714 and 86,536 shares issued and outstanding as of April 30, 2025 and January 31, 2025, respectively	9	9
Additional paid-in capital	1,905,444	1,905,628
Accumulated earnings	218,353	209,274
Total stockholders’ equity	2,123,806	2,114,911
Total liabilities and stockholders’ equity	$3,416,273	$3,448,550

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2025	2024
Revenue
Service revenue	$119,784	$118,214
Custodial revenue	156,455	121,644
Interchange revenue	54,605	47,739
Total revenue	330,844	287,597
Cost of revenue
Service costs	88,005	82,347
Custodial costs	10,747	9,057
Interchange costs	7,781	9,055
Total cost of revenue	106,533	100,459
Gross profit	224,311	187,138
Operating expenses
Sales and marketing	25,984	23,494
Technology and development	61,436	56,090
General and administrative	25,536	38,236
Amortization of acquired intangible assets	27,002	25,545
Merger integration	1,275	2,143
Total operating expenses	141,233	145,508
Income from operations	83,078	41,630
Other expense
Interest expense	(14,858)	(11,795)
Other income, net	2,733	3,404
Total other expense	(12,125)	(8,391)
Income before income taxes	70,953	33,239
Income tax provision	17,038	4,426
Net income and comprehensive income	$53,915	$28,813
Net income per share:
Basic	$0.62	$0.33
Diluted	$0.61	$0.33
Weighted-average number of shares used in computing net income per share:
Basic	86,655	86,472
Diluted	88,415	88,324

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Three months ended April 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$53,915	$28,813
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,741	38,938
Stock-based compensation	14,336	32,020
Amortization of debt discount and issuance costs	265	703
Deferred taxes	1,324	(5,388)
Changes in operating assets and liabilities:
Accounts receivable, net	1,750	(1,325)
Other assets	(5,702)	(227)
Operating lease right-of-use assets	1,649	1,741
Accrued compensation	(42,210)	(25,757)
Accounts payable, accrued liabilities, and other current liabilities	3,422	(2,347)
Operating lease liabilities, non-current	(1,968)	(1,745)
Other long-term liabilities	(784)	3
Net cash provided by operating activities	64,738	65,429
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(16,057)	(13,106)
Purchases of property and equipment	(86)	(721)
Acquisitions of HSA portfolios	—	(256,123)
Net cash used in investing activities	(16,143)	(269,950)
Cash flows from financing activities:
Repurchases of common stock	(59,065)	—
Proceeds from long-term debt	—	50,000
Settlement of client-held funds obligation, net	1,451	(546)
Proceeds from exercise of common stock options	965	2,317
Net cash provided by (used in) financing activities	(56,649)	51,771
Decrease in cash and cash equivalents	(8,054)	(152,750)
Beginning cash and cash equivalents	295,948	403,979
Ending cash and cash equivalents	$287,894	$251,229

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Three months ended April 30,
(in thousands)	2025	2024
Supplemental cash flow data:
Interest expense paid in cash	$20,809	$18,850
Income tax payments (refunds), net	(46)	277
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	2,774	2,404
Purchases of property and equipment included in accounts payable or accrued liabilities	546	32
Repurchases of common stock included in accrued liabilities	2,000	—
Exercise of common stock options receivable	—	42
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended April 30,
(in thousands)	2025	2024
Cost of revenue	$3,387	$4,525
Sales and marketing	4,870	4,323
Technology and development	5,920	5,940
General and administrative	159	17,232
Total stock-based compensation expense	$14,336	$32,020
Total Accounts (unaudited)

(in thousands, except percentages)	April 30, 2025	April 30, 2024	% Change	January 31, 2025
HSAs	9,886	9,097	9%	9,889
New HSAs from sales - Quarter-to-date	150	194	(23)%	471
New HSAs from sales - Year-to-date	150	194	(23)%	1,040
New HSAs from acquisitions - Year-to-date	—	400	*	616
HSAs with investments	770	665	16%	753
CDBs	7,174	6,913	4%	7,144
Total Accounts	17,060	16,010	7%	17,033
Average Total Accounts - Quarter-to-date	17,122	15,919	8%	16,677
Average Total Accounts - Year-to-date	17,122	15,919	8%	16,302
*Not meaningful
HSA Assets (unaudited)

(in millions, except percentages)	April 30, 2025	April 30, 2024	% Change	January 31, 2025
HSA cash	$17,066	$15,850	8%	$17,435
HSA investments	14,205	11,427	24%	14,676
Total HSA Assets	31,271	27,277	15%	32,111
Average daily HSA cash - Quarter-to-date	17,281	15,388	12%	16,634
Average daily HSA cash - Year-to-date	17,281	15,388	12%	16,206

The following table summarizes the amount of HSA cash held by our depository partners and insurance company partners that is expected to reprice by fiscal year and the respective average annualized yield currently earned on that HSA cash as of April 30, 2025:

Year ending January 31, (in billions, except percentages)	HSA cash expected to reprice	Average annualized yield
Remainder of 2026	$1.7	2.4%
2027	4.0	1.9%
2028	2.2	4.0%
2029	1.5	3.7%
Thereafter	7.0	4.4%
Total (1)	$16.4	3.5%
(1)Excludes $0.7 billion of HSA cash held in floating-rate contracts as of April 30, 2025.
Client-held funds (unaudited)

(in millions, except percentages)	April 30, 2025	April 30, 2024	% Change	January 31, 2025
Client-held funds	$925	$858	8%	$896
Average daily Client-held funds - Quarter-to-date	902	840	7%	798
Average daily Client-held funds - Year-to-date	902	840	7%	817
Reconciliation of net income to Adjusted EBITDA (unaudited)

	Three months ended April 30,
(in thousands)	2025	2024
Net income	$53,915	$28,813
Interest income	(2,733)	(3,881)
Interest expense	14,858	11,795
Income tax provision	17,038	4,426
Depreciation and amortization	11,739	13,393
Amortization of acquired intangible assets	27,002	25,545
Stock-based compensation expense	14,336	32,020
Merger integration expenses	1,275	2,143
Amortization of incremental costs to obtain a contract	1,926	1,632
Costs associated with unused office space	852	790
Other	—	759
Adjusted EBITDA	$140,208	$117,435
Net income as a percentage of revenue (unaudited)

	Three months ended April 30,
(in thousands, except percentages)	2025	2024	$ Change	% Change
Net income	$53,915	$28,813	$25,102	87%
As a percentage of revenue	16%	10%
Adjusted EBITDA as a percentage of revenue (unaudited)

	Three months ended April 30,
(in thousands, except percentages)	2025	2024	$ Change	% Change
Adjusted EBITDA	$140,208	$117,435	$22,773	19%
As a percentage of revenue	42%	41%

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2026
Net income	$173 - 188
Interest income	(9)
Interest expense	58
Income tax provision	58 - 63
Depreciation and amortization	47
Amortization of acquired intangible assets	108
Stock-based compensation expense	77
Merger integration expenses	7
Amortization of incremental costs to obtain a contract	8
Costs associated with unused office space	3
Adjusted EBITDA	$530 - 550
Reconciliation of net income to non-GAAP net income (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2025	2024
Net income	$53,915	$28,813
Income tax provision	17,038	4,426
Income before income taxes - GAAP	70,953	33,239
Non-GAAP adjustments:
Amortization of acquired intangible assets	27,002	25,545
Stock-based compensation expense	14,336	32,020
Merger integration expenses	1,275	2,143
Costs associated with unused office space	852	790
Total adjustments to income before income taxes - GAAP	43,465	60,498
Income before income taxes - Non-GAAP	114,418	93,737
Income tax provision - Non-GAAP (1)	28,604	23,434
Non-GAAP net income	85,814	70,303

Diluted weighted-average shares	88,415	88,324
GAAP net income per diluted share	$0.61	$0.33
Non-GAAP net income per diluted share	$0.97	$0.80
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2026
Net income	$173 - 188
Income tax provision	58 - 63
Income before income taxes - GAAP	231 - 251
Non-GAAP adjustments:
Amortization of acquired intangible assets	108
Stock-based compensation expense	77
Merger integration expenses	7
Costs associated with unused office space	3
Total adjustments to income before income taxes - GAAP	195
Income before income taxes - Non-GAAP	426 - 446
Income tax provision - Non-GAAP (1)	106 - 111
Non-GAAP net income	$320 - 335

Diluted weighted-average shares	89
GAAP net income per diluted share (2)	$1.96 - 2.13
Non-GAAP net income per diluted share (2)	$3.61 - 3.78
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)GAAP and non-GAAP net income per diluted share may not calculate due to rounding.

Certain terms

Term	Definition
HSA	Health Savings Account, which is a financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments held by our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.